Exhibit 99.1

Celebrate Express, Inc. Announces the Conclusion Of Its Review of Strategic Alternatives And Declares A Special One-Time Dividend Of $1.25 Per Share

Company also announces enhanced corporate governance practices, preliminary financial results for the 3rd quarter of fiscal 2007, and updated financial guidance for full year fiscal 2007

KIRKLAND, WA --(BUSINESS WIRE)—March 15, 2007--Celebrate Express, Inc. (Nasdaq:BDAY), a leading online and catalog retailer of celebration products for families, today reported that following a comprehensive review of strategic alternatives, the Board of Directors concluded that it is in the best interests of the Company and its shareholders at this time to continue operating as a stand-alone entity. As such, the Company announced today the completion of its strategic alternatives review undertaken with its financial advisor, Cowen and Company LLC.

The Company also announced today that its Board of Directors has declared a special one-time cash dividend of $1.25 per share payable on April 26, 2007 to shareholders of record on April 12, 2007. The dividend payout will total approximately $10 million based on the current shares outstanding.

Celebrate Express Chief Executive Officer Kevin Green stated, “The Board of Directors considered a number of alternatives aimed at enhancing shareholder value. We’ve concluded that the best path to maximize shareholder value is to pay the special one-time dividend and to focus on building the business. We believe that the cash remaining after the dividend payment will provide us the financial flexibility for further investments in our business and to continue to fund our growth initiatives.”

The Company also announced today that its Board of Directors has adopted three measures intended to enhance the Company’s corporate governance practices:

•	The Board of Directors amended the Company’s bylaws so that shareholders may alter, amend and repeal the Company’s bylaws or adopt new bylaws by a majority vote of the shareholders.
•

The Board of Directors will recommend to shareholders at the 2007 annual meeting of shareholders that the Company’s articles of incorporation and bylaws be amended to permit one or more members of the Board of Directors (including the entire Board) to be removed, without cause, at a meeting of shareholders called for that purpose.

•

The Board of Directors will recommend to shareholders at the 2007 annual meeting of shareholders that the Company’s articles of incorporation be amended to remove the classification of the Board of Directors.

Mr. Green continued “The decision to continue operating as a stand-alone entity, the special dividend and the enhancements to our corporate governance practices should be viewed as a sign of confidence in the continued success of our business. I am now more encouraged about the long term opportunities at Celebrate Express than I was ten months ago when I first joined the company. We have just one remaining role on the senior management team to fill, the Vice President of Marketing position. With the review of strategic alternatives behind us, I am confident we are now in a better position to fill that role and complete a senior leadership group that is dedicated to the future success of the Company.”

In addition to the foregoing, the Company announced that its Board of Directors has adopted modifications to the Company’s shareholder communications policies. Under the new policy, the Company will be discontinuing the practice of providing financial guidance going forward and will be using Securities and Exchange Commission filings, press releases, quarterly results conference calls and annual shareholders meetings as the exclusive venues in which to communicate with its shareholders and prospective shareholders.

Mr. Green continued, “Celebrate Express has significant opportunities ahead and the complete dedication and attention of the management team to these initiatives will help accelerate our progress. As we continue down the path of driving our distribution processes to the next level, strengthening our technology platform and exploiting seasonal opportunities, a full commitment to and focus on these initiatives is required. We look forward to discussing these initiatives and the progress that we have made in more detail during our third quarter conference call on March 29th.”

In transition to the new shareholder communications policy, the Company is providing certain preliminary results for the third fiscal quarter ending February 28, 2007, as well as a final update to the expected results for the fiscal year ending May 31, 2007.

Third Quarter Fiscal 2007 Preliminary Results

Based on preliminary financial data, the Company expects results for the quarter ending February 28, 2007 to be as follows:

•

Net sales are expected to be between $16.5 million and $16.7 million in the third quarter of fiscal 2007, compared with net sales of $18.8 million in the third quarter of fiscal 2006. Approximately $2.1 million of this decrease is due to the wind down of operations in the Storybook Heirlooms brand.

•	Net loss is expected to be in a range of ($0.04) to ($0.02) per diluted share for the quarter.
•	Weighted average diluted shares outstanding are expected to be approximately 7.9 million.

“We have seen continued sales softness in our Birthday Express brand, which will result in our revenues coming in lower than expected,” said Mr. Green. “Though this slowdown is disappointing, we have many new initiatives and programs in the pipeline and remain positive about our future.”

Full Year Fiscal 2007 Updated Financial Guidance

The following forward-looking statements reflect Celebrate Express’ expectations as of March 15, 2007. Actual results may be materially affected by many factors, such as consumer spending, economic conditions and numerous other factors. See Forward-Looking Statements below.

Management’s expectations for the full fiscal year ending May 31, 2007 are as follows:

•	Net sales are expected to be between $84 million and $87 million.
•

Net loss is expected to be in a range of ($0.08) to ($0.01) per diluted share for fiscal 2007. Estimated stock compensation expense under SFAS 123R included in the financial guidance is approximately $1.4 million or $0.11 cents per diluted share.

•	Weighted average diluted shares outstanding are expected to be approximately 8.1 million.

Third Quarter Fiscal 2007 Earnings Release.

Celebrate Express will report third quarter fiscal 2007 results after market close on March 29, 2007. The Company will hold a conference call on this day for the financial community and shareholders at 5:00 p.m. EST to discuss its results. The conference call will be broadcast via live webcast and may be accessed at http://investor.celebrateexpress.com. Following the completion of the webcast, a recorded replay will be available for 30 days at the same Internet address. Listeners may also access the call by dialing 1-800-320-2978 and entering password 75888309. A replay of the call is available by dialing 1-888-286-8010, password 27468450.

Forward-looking Statements

This press release contains forward-looking statements, including, without limitation, all statements related to plans, future events and financial performance. Forward-looking statements are identifiable by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “suggest,” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. Our actual results and timing of events could differ materially, including demand for our products, our ability to manage our costs, our ability to manage our distribution and fulfillment operations, competition from other retailers, the strength of our brands, our ability to recruit and maintain senior management and other key personnel, and other risks detailed in our filings with the Securities and Exchange Commission, including our most recent Quarterly report filed on Form 10-Q and Annual Report on Form 10-K. Additional information will also be set forth in our quarterly report on Form 10-Q for the quarter ended February 28, 2007, which we expect to file on or before April 16, 2007. You are cautioned not to place undue reliance on these forward-looking statements, which reflect only an analysis and speak only as of the date of this press release. Celebrate Express undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

About Celebrate Express, Inc.

Celebrate Express is a leading online and catalog retailer of celebration products serving families with young children. The Company currently operates two brands: Birthday Express markets children’s party products, and Costume Express markets children’s costumes and accessories. The Company utilizes its branded websites, BirthdayExpress.com and CostumeExpress.com, complemented by its branded catalogs, to offer products as complete coordinated solutions. The Company’s goal is to help families celebrate the special moments in their lives. For more information, please visit www.celebrateexpress.com.